UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2023, the Board of Directors (the “Board”) of Leslie’s, Inc. (the “Company”) increased the size of the Board from eight to nine members and elected Seth Estep to the Board, effective November 14, 2023. The Board also appointed Mr. Estep to the Nominating and Corporate Governance Committee and Compensation Committee of the Board. Mr. Estep was designated as a Class III director, and will stand for re-election at the Company’s 2024 Annual Meeting of Shareholders.

Mr. Estep will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Compensation for the Company’s non-employee directors is described in the Company’s Definitive Proxy Statement for its 2023 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on January 27, 2023.

There are no arrangements or understandings between Mr. Estep and any other persons pursuant to which Mr. Estep was selected as a director. Mr. Estep has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Estep, age 44, has served as Executive Vice President, Chief Merchandising Officer of Tractor Supply Company (NASDAQ: TSCO) since February 2020 and as a member of Tractor Supply Company’s Executive Committee since June 2019. He brings nearly 20 years of experience in retail, with deep expertise in merchandising, pricing, product development, sourcing and private brands. Prior to his current role, Mr. Estep served as Senior Vice President, General Merchandising from 2017 to 2020. He joined Tractor Supply in 2008, and held a number of merchandising roles of increasing seniority and responsibility at the company from 2008 to 2017. Mr. Estep also oversaw management of Petsense by Tractor Supply, a pet specialty retailer owned and operated by Tractor Supply, from 2020 to 2021. Mr. Estep holds a bachelor’s degree from the University of Tennessee and an MBA in Finance from Belmont University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Leslie's, Inc., dated October 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LESLIE'S, INC.

Date:	October 19, 2023	By:	/s/ Scott Bowman
		Name: Title:	Scott Bowman Chief Financial Officer